Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2023 THIRD QUARTER RESULTS

81% Year over Year Increase in Net Contracts

Net Contracts per Community Increased 92% Year over Year

Homebuilding Gross Margin Percentage Improved Sequentially by 230 Basis Points

53% Sequential Growth in Income Before Income Taxes

Redeemed in August $100 Million of Principal Amount of 7.75% Senior Secured Notes Due February 2026

Increased Full Year Guidance

MATAWAN, NJ, August 30, 2023 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal third quarter and nine months ended July 31, 2023.

RESULTS FOR THE THREE-MONTH AND NINE-MONTH PERIODS ENDED JULY 31, 2023:

●

Total revenues were $650.0 million (including 1,198 homes) in the third quarter of fiscal 2023, compared with $767.6 million (including 1,412 homes) in the same quarter of the prior year. For the nine months ended July 31, 2023, total revenues were $1.87 billion (including 3,361 homes) compared with $2.04 billion (including 3,939 homes) in the first nine months of fiscal 2022.

●

Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 20.1% for the three months ended July 31, 2023, compared with 17.8% for the three months ended April 30, 2023, and 23.1% during the third quarter a year ago. During the first nine months of fiscal 2023, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 18.8% compared with 22.3% in the same period of the prior fiscal year.

●

Homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 23.2% during the fiscal 2023 third quarter compared with 20.9% in the fiscal 2023 second quarter and 26.3% in last year’s third quarter. For the nine months ended July 31, 2023, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 21.9% compared with 25.3% in the first nine months of the previous fiscal year.

●

Total SG&A was $75.1 million, or 11.6% of total revenues, in the third quarter of fiscal 2023 compared with $74.9 million, or 9.8% of total revenues, in the previous year’s third quarter. During the first nine months of fiscal 2023, total SG&A was $224.0 million, or 12.0% of total revenues, compared with $215.3 million, or 10.6% of total revenues, in the same period of the prior fiscal year.

●

Total interest expense as a percent of total revenues was 5.0% for the third quarter of fiscal 2023 compared with 4.2% during the third quarter of fiscal 2022. For the nine months ended July 31, 2023, total interest expense as a percent of total revenues was 5.3% compared with 4.6% in the same period of the previous fiscal year.

●

Income before income taxes for the third quarter of fiscal 2023 was $70.4 million compared with $46.1 million in the fiscal 2023 second quarter and $111.9 million in the third quarter of the prior fiscal year. For the first nine months of fiscal 2023, income before income taxes was $134.6 million compared with $228.3 million during the first nine months of the prior fiscal year.

●

Net income was $55.8 million, or $7.38 per diluted common share, for the three months ended July 31, 2023, compared with net income of $82.6 million, or $10.82 per diluted common share, in the same period of the previous fiscal year. For the first nine months of fiscal 2023, net income was $108.6 million, or $13.97 per diluted common share, compared with net income of $169.9 million, or $21.77 per diluted common share, during the same period of fiscal 2022.

●

EBITDA was $104.5 million for the third quarter of fiscal 2023 compared with $86.6 million for the second quarter of fiscal 2023 and $145.5 million in the third quarter of the prior year. For the first nine months of fiscal 2023, EBITDA was $240.6 million compared with $325.6 million in the same period of the prior year.

●

Consolidated contracts in the third quarter of fiscal 2023 increased 80.7% to 1,444 homes ($744.2 million) compared with 799 homes ($467.9 million) in the same quarter last year. Contracts, including domestic unconsolidated joint ventures[1], for the three months ended July 31, 2023, increased to 1,600 homes ($854.7 million) compared with 914 homes ($549.5 million) in the third quarter of fiscal 2022.

●

As of July 31, 2023, consolidated community count decreased to 102 communities, compared with 108 communities on July 31, 2022. Community count, including domestic unconsolidated joint ventures, was 122 as of July 31, 2023, compared with 124 communities at the end of the previous fiscal year’s third quarter.

●

Consolidated contracts per community increased 91.9% year-over-year to 14.2 in the third quarter of fiscal 2023 compared with 7.4 contracts per community for the third quarter of fiscal 2022. Contracts per community, including domestic unconsolidated joint ventures, increased 77.0% to 13.1 in the three months ended July 31, 2023 compared with 7.4 contracts per community in the same quarter one year ago.

●

The dollar value of consolidated contract backlog, as of July 31, 2023, decreased 26.0% to $1.33 billion compared with $1.79 billion as of July 31, 2022. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of July 31, 2023, decreased 20.8% to $1.64 billion compared with $2.07 billion as of July 31, 2022.

●

The gross contract cancellation rate for consolidated contracts was 16% for the third quarter ended July 31, 2023 compared with 27% in the fiscal 2022 third quarter. The gross contract cancellation rate for contracts, including domestic unconsolidated joint ventures, was 16% for the third quarter of fiscal 2023 compared with 26% in the third quarter of the prior year.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our multi-community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

LIQUIDITY AND INVENTORY AS OF JULY 31, 2023:

●

During the third quarter of fiscal 2023, land and land development spending was $168.8 million compared with $204.5 million in the same quarter one year ago. For the first nine months of fiscal 2023, land and land development spending was $459.7 million compared with $554.1 million in the same period one year ago.

●	Total liquidity as of July 31, 2023 was $455.5 million, significantly above our targeted liquidity range of $170 million to $245 million.

●	In May of 2023, we redeemed $100 million principal amount of our 7.75% senior secured notes due February 15, 2026 at a purchase price of 101.937% plus accrued and unpaid interest.

●

In August of 2023, we redeemed an additional $100 million principal amount of our 7.75% senior secured notes due February 15, 2026, at a purchase price of 101.937% plus accrued and unpaid interest. We have reduced total debt by $668 million since the beginning of fiscal 2020.

●	In the third quarter of fiscal 2023, approximately 4,100 lots were put under option or acquired in 40 consolidated communities.

●

As of July 31, 2023, our total controlled consolidated lots were 29,487, a decrease compared with 31,913 lots at the end of the third quarter of the previous year and an increase compared to 28,657 lots on April 30, 2023. Based on trailing twelve-month deliveries, the current position equaled a 5.9 years’ supply.

FINANCIAL GUIDANCE(2):

The Company is increasing guidance for total revenues, adjusted homebuilding gross margin, adjusted EBITDA, adjusted income before income taxes and fully diluted earnings per share for fiscal 2023. Financial guidance below assumes no adverse changes in current market conditions, including further deterioration in the supply chain, material increase in mortgage rates, or increased inflation and excludes further impact to SG&A expenses from phantom stock expense related solely to stock price movements from the closing price of $106.62 on July 31, 2023.

For fiscal 2023, total revenues are expected to be between $2.6 billion and $2.7 billion, adjusted homebuilding gross margin is expected to be between 22% and 23%, adjusted income before income taxes is expected to be between $215 million and $235 million, adjusted EBITDA is expected to be between $350 million and $370 million and fully diluted earnings per share is expected to be between $21 and $24. At the midpoint of our guidance, we anticipate our common shareholders’ equity to increase by approximately 63% at October 31, 2023 to approximately $67 per share compared to last year’s value at year-end of $41 per share.

(2)The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items include, but are not limited to, land-related charges, inventory impairments and land option write-offs and loss on extinguishment of debt, net. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

COMMENTS FROM MANAGEMENT:

“We are pleased with our third quarter operating performance, adjusted homebuilding gross margin, adjusted EBITDA and adjusted income before income taxes all exceeded the upper end of our guidance,” stated Ara K. Hovnanian, Chairman of the Board, President, and Chief Executive Officer. “Positive demographic and employment trends combined with a low supply of existing homes for sale has resulted in strong demand for newly constructed homes. Despite higher mortgage rates and a challenging affordability atmosphere, the 92% year-over-year improvement in our consolidated contracts per community is a testament to the current robust selling environment, our strong land positions and our exceptional team. Due to the strength of our recent sales pace and margins, we are raising the high end of our 2023 EPS guidance by 20%.”

“After ending the third quarter with $456 million of liquidity, we redeemed $100 million of 7.75% senior secured notes to further reduce our debt. As we move forward, we intend to continue to utilize excess liquidity to reduce debt and grow our land position to increase profitability. Given the strength in the housing market today, we are encouraged that looking forward we believe our year-over-year comparisons for the first quarter of fiscal 2024 should show significant improvements,” concluded Mr. Hovnanian.

SEGMENT CHANGE/RECLASSIFICATION

Historically, the Company had seven reportable segments consisting of six homebuilding segments (Northeast, Mid-Atlantic, Midwest, Southeast, Southwest and West) and its financial services segment. During the fourth quarter of fiscal 2022, we reevaluated our reportable segments as a result of changes in the business and our management thereof. In particular, we considered the fact that, since our segments were last established, the Company had exited the Minnesota, North Carolina, and Tampa markets and is currently in the process of exiting the Chicago market. As a result, we realigned our homebuilding operating segments and determined that, in addition to our financial services segment, we now have three reportable homebuilding segments comprised of (1) Northeast, (2) Southeast and (3) West. All prior period amounts related to the segment change have been retrospectively reclassified to conform to the new presentation.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2023 third quarter financial results conference call at 11:00 a.m. E.T. on Wednesday, August 30, 2023. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairments and land option write-offs and loss on extinguishment of debt, net (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (“GAAP”) financial measures. The most directly comparable GAAP financial measure is net income. The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net income is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted income before income taxes, which is defined as income before income taxes excluding land-related charges and loss on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes. The reconciliation for historical periods of adjusted income before income taxes to income before income taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $325.2 million of cash and cash equivalents, $5.3 million of restricted cash required to collateralize letters of credit and $125.0 million availability under the senior secured revolving credit facility as of July 31, 2023.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods and statements regarding demand for homes, mortgage rates, inflation, supply chain issues, customer incentives and underlying factors. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) shortages in, and price fluctuations of, raw materials and labor, including due to geopolitical events, changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with and retaliatory measures taken by other countries; (3) fluctuations in interest rates and the availability of mortgage financing, including as a result of bank sector instability; (4) adverse weather and other environmental conditions and natural disasters; (5) the seasonality of the Company’s business; (6) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (7) reliance on, and the performance of, subcontractors; (8) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (9) increases in cancellations of agreements of sale; (10) increases in inflation; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (18) availability and terms of financing to the Company; (19) the Company’s sources of liquidity; (20) changes in credit ratings; (21) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (22) operations through unconsolidated joint ventures with third parties; (23) significant influence of the Company’s controlling stockholders; (24) availability of net operating loss carryforwards; (25) loss of key management personnel or failure to attract qualified personnel; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2023 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Hovnanian Enterprises, Inc.

July 31, 2023

Statements of consolidated operations

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Total revenues	$649,957	$767,593	$1,868,984	$2,035,443
Costs and expenses (1)	583,886	668,223	1,751,311	1,824,294
Loss on extinguishment of debt, net	(4,082)	-	(4,082)	(6,795)
Income from unconsolidated joint ventures	8,401	12,557	20,969	23,919
Income before income taxes	70,390	111,927	134,560	228,273
Income tax provision	14,626	29,313	25,934	58,416
Net income	55,764	82,614	108,626	169,857
Less: preferred stock dividends	2,669	2,669	8,007	8,007
Net income available to common stockholders	$53,095	$79,945	$100,619	$161,850

Per share data:
Basic:
Net income per common share	$7.92	$10.92	$14.97	22.05
Weighted average number of common shares outstanding	6,249	6,485	6,201	6,424
Assuming dilution:
Net income per common share	$7.38	$10.82	$13.97	$21.77
Weighted average number of common shares outstanding	6,705	6,544	6,642	6,507

(1) Includes inventory impairments and land option write-offs.

Hovnanian Enterprises, Inc.

July 31, 2023

Reconciliation of income before income taxes excluding land-related charges and loss on extinguishment of debt, net to income before income taxes

(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Income before income taxes	$70,390	$111,927	$134,560	$228,273
Inventory impairments and land option write-offs	308	1,173	922	1,837
Loss on extinguishment of debt, net	4,082	-	4,082	6,795
Income before income taxes excluding land-related charges and loss on extinguishment of debt, net (1)	$74,780	$113,100	$139,564	$236,905

(1) Income before income taxes excluding land-related charges and loss on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes.

Hovnanian Enterprises, Inc.

July 31, 2023

Gross margin

(In thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Sale of homes	$630,371	$736,654	$1,800,724	$1,973,843
Cost of sales, excluding interest expense and land charges (1)	483,990	543,064	1,405,712	1,474,403
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	146,381	193,590	395,012	499,440
Cost of sales interest expense, excluding land sales interest expense	19,271	22,453	54,793	57,855
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	127,110	171,137	340,219	441,585
Land charges	308	1,173	922	1,837
Homebuilding gross margin	$126,802	$169,964	$339,297	$439,748

Homebuilding gross margin percentage	20.1%	23.1%	18.8%	22.3%
Homebuilding gross margin percentage, before cost of sales interest expense and land charges (2)	23.2%	26.3%	21.9%	25.3%
Homebuilding gross margin percentage, after cost of sales interest expense, before land charges (2)	20.2%	23.2%	18.9%	22.4%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Land and lot sales	$429	$15,788	$16,042	$16,187
Cost of sales, excluding interest (1)	-	5,512	9,940	5,772
Land and lot sales gross margin, excluding interest and land charges	429	10,276	6,102	10,415
Land and lot sales interest expense	1	-	926	21
Land and lot sales gross margin, including interest	$428	$10,276	$5,176	$10,394

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

Hovnanian Enterprises, Inc.

July 31, 2023

Reconciliation of adjusted EBITDA to net income

(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net income	$55,764	$82,614	$108,626	$169,857
Income tax provision	14,626	29,313	25,934	58,416
Interest expense	32,774	32,077	98,815	93,318
EBIT (1)	103,164	144,004	233,375	321,591
Depreciation and amortization	1,299	1,520	7,223	4,009
EBITDA (2)	104,463	145,524	240,598	325,600
Inventory impairments and land option write-offs	308	1,173	922	1,837
Loss on extinguishment of debt, net	4,082	-	4,082	6,795
Adjusted EBITDA (3)	$108,853	$146,697	$245,602	$334,232

Interest incurred	$34,214	$32,644	$103,662	$99,299

Adjusted EBITDA to interest incurred	3.18	4.49	2.37	3.37

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairments and land option write-offs and loss on extinguishment of debt, net.

Hovnanian Enterprises, Inc.

July 31, 2023

Interest incurred, expensed and capitalized

(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$60,274	$63,573	$59,600	$58,159
Plus: interest incurred	34,214	32,644	103,662	99,299
Less: interest expensed	(32,774)	(32,077)	(98,815)	(93,318)
Less: interest contributed to unconsolidated joint venture (1)	(6,440)	-	(9,456)	-
Plus: interest acquired from unconsolidated joint venture (2)	-	-	283	-
Interest capitalized at end of period (3)	$55,274	$64,140	$55,274	$64,140

(1) Represents capitalized interest which was included as part of the assets contributed to joint ventures the company entered into during the nine months ended July 31, 2023. There was no impact to the Condensed Consolidated Statement of Operations as a result of these transactions.

(2) Represents capitalized interest which was included as part of the assets purchased from a joint venture the company closed out during the nine months ended July 31, 2023. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(3) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data) (Unaudited)

	July 31,	October 31,
	2023	2022
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$325,182	$326,198
Restricted cash and cash equivalents	8,623	13,382
Inventories:
Sold and unsold homes and lots under development	1,049,802	1,058,183
Land and land options held for future development or sale	110,343	152,406
Consolidated inventory not owned	251,115	308,595
Total inventories	1,411,260	1,519,184
Investments in and advances to unconsolidated joint ventures	85,260	74,940
Receivables, deposits and notes, net	33,016	37,837
Property and equipment, net	31,330	25,819
Prepaid expenses and other assets	58,945	63,884
Total homebuilding	1,953,616	2,061,244

Financial services	115,603	155,993

Deferred tax assets, net	324,698	344,793
Total assets	$2,393,917	$2,562,030

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$129,127	$144,805
Accounts payable and other liabilities	381,761	439,952
Customers’ deposits	63,907	74,020
Liabilities from inventory not owned, net of debt issuance costs	145,979	202,492
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	1,044,779	1,146,547
Accrued interest	50,913	32,415
Total homebuilding	1,816,466	2,040,231

Financial services	94,502	135,581

Income taxes payable	434	3,167
Total liabilities	1,911,402	2,178,979

Equity:
Hovnanian Enterprises, Inc. stockholders' equity:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at July 31, 2023 and October 31, 2022	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 6,247,047 shares at July 31, 2023 and 6,159,886 shares at October 31, 2022	62	62
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 776,750 shares at July 31, 2023 and 733,374 shares at October 31, 2022	8	7
Paid in capital - common stock	731,285	727,663
Accumulated deficit	(251,794)	(352,413)
Treasury stock - at cost – 901,379 shares of Class A common stock at July 31, 2023 and 782,901 shares at October 31, 2022; 27,669 shares of Class B common stock at July 31, 2023 and October 31, 2022	(132,382)	(127,582)
Total Hovnanian Enterprises, Inc. stockholders’ equity	482,478	383,036
Noncontrolling interest in consolidated joint ventures	37	15
Total equity	482,515	383,051
Total liabilities and equity	$2,393,917	$2,562,030

(1) Derived from the audited balance sheet as of October 31, 2022

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2023	2022	2023	2022
Revenues:
Homebuilding:
Sale of homes	$630,371	$736,654	$1,800,724	$1,973,843
Land sales and other revenues	4,937	16,406	27,244	18,052
Total homebuilding	635,308	753,060	1,827,968	1,991,895
Financial services	14,649	14,533	41,016	43,548
Total revenues	649,957	767,593	1,868,984	2,035,443

Expenses:
Homebuilding:
Cost of sales, excluding interest	483,990	548,576	1,415,652	1,480,175
Cost of sales interest	19,272	22,453	55,719	57,876
Inventory impairments and land option write-offs	308	1,173	922	1,837
Total cost of sales	503,570	572,202	1,472,293	1,539,888
Selling, general and administrative	47,716	50,163	146,090	139,410
Total homebuilding expenses	551,286	622,365	1,618,383	1,679,298

Financial services	10,345	10,790	29,550	31,982
Corporate general and administrative	27,365	24,774	77,934	75,893
Other interest	13,502	9,624	43,096	35,442
Other (income) expense, net (1)	(18,612)	670	(17,652)	1,679
Total expenses	583,886	668,223	1,751,311	1,824,294
Loss on extinguishment of debt, net	(4,082)	-	(4,082)	(6,795)
Income from unconsolidated joint ventures	8,401	12,557	20,969	23,919
Income before income taxes	70,390	111,927	134,560	228,273
State and federal income tax provision:
State	(500)	6,385	2,794	11,515
Federal	15,126	22,928	23,140	46,901
Total income taxes	14,626	29,313	25,934	58,416
Net income	55,764	82,614	108,626	169,857
Less: preferred stock dividends	2,669	2,669	8,007	8,007
Net income available to common stockholders	$53,095	$79,945	$100,619	$161,850

Per share data:
Basic:
Net income per common share	$7.92	$10.92	$14.97	$22.05
Weighted-average number of common shares outstanding	6,249	6,485	6,201	6,424
Assuming dilution:
Net income per common share	$7.38	$10.82	$13.97	$21.77
Weighted-average number of common shares outstanding	6,705	6,544	6,642	6,507

(1) Includes gain on consolidation of a joint venture of $19.1 million for the three and nine months ended July 31, 2023.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		July 31,			July 31,			July 31,
		2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Northeast (2)
(DE, IL, MD, NJ, OH, VA, WV)	Home	366	265	38.1%	357	495	(27.9)%	794	1,236	(35.8)%
	Dollars	$239,425	$168,208	42.3%	$200,812	$289,717	(30.7)%	$478,477	$681,617	(29.8)%
	Avg. Price	$654,167	$634,747	3.1%	$562,499	$585,287	(3.9)%	$602,616	$551,470	9.3%
Southeast (2)
(FL, GA, SC)	Home	373	114	227.2%	230	148	55.4%	710	574	23.7%
	Dollars	$155,655	$67,402	130.9%	$121,073	$71,484	69.4%	$353,023	$348,019	1.4%
	Avg. Price	$417,306	$591,246	(29.4)%	$526,404	$483,000	9.0%	$497,215	$606,305	(18.0)%
West (2)
(AZ, CA, TX)	Home	705	420	67.9%	611	769	(20.5)%	899	1,373	(34.5)%
	Dollars	$349,145	$232,329	50.3%	$308,486	$375,453	(17.8)%	$494,758	$761,974	(35.1)%
	Avg. Price	$495,241	$553,164	(10.5)%	$504,887	$488,235	3.4%	$550,343	$554,970	(0.8)%
Consolidated Total
	Home	1,444	799	80.7%	1,198	1,412	(15.2)%	2,403	3,183	(24.5)%
	Dollars	$744,225	$467,939	59.0%	$630,371	$736,654	(14.4)%	$1,326,258	$1,791,610	(26.0)%
	Avg. Price	$515,391	$585,656	(12.0)%	$526,186	$521,710	0.9%	$551,918	$562,868	(1.9)%
Unconsolidated Joint Ventures
(Excluding KSA JV) (2) (3)	Home	156	115	35.7%	171	121	41.3%	441	390	13.1%
	Dollars	$110,439	$81,605	35.3%	$120,984	$78,390	54.3%	$315,371	$281,220	12.1%
	Avg. Price	$707,942	$709,609	(0.2)%	$707,509	$647,851	9.2%	$715,127	$721,077	(0.8)%
Grand Total
	Home	1,600	914	75.1%	1,369	1,533	(10.7)%	2,844	3,573	(20.4)%
	Dollars	$854,664	$549,543	55.5%	$751,355	$815,044	(7.8)%	$1,641,629	$2,072,830	(20.8)%
	Avg. Price	$534,165	$601,251	(11.2)%	$548,835	$531,666	3.2%	$577,225	$580,137	(0.5)%

KSA JV Only
	Home	2	18	(88.9)%	0	0	0.0%	2,225	2,209	0.7%
	Dollars	$319	$2,788	(88.6)%	$0	$0	0.0%	$349,295	$346,814	0.7%
	Avg. Price	$159,500	$154,889	3.0%	$0	$0	0.0%	$156,987	$157,000	(0.0)%

DELIVERIES INCLUDE EXTRAS

Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 90 homes and $73.7 million, 59 homes and $33.0 million, and 12 homes and $5.7 million of contract backlog from the consolidated Northeast, Southeast and West segments, respectively, to unconsolidated joint ventures as of July 31, 2023. This is related to the assets and liabilities contributed to a joint venture by the company during the three months ended July 31, 2023.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		July 31,			July 31,			July 31,
		2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Northeast (2) (3)
(DE, IL, MD, NJ, OH, VA, WV)	Home	1,090	1,228	(11.2)%	1,086	1,277	(15.0)%	794	1,236	(35.8)%
	Dollars	$685,595	$711,424	(3.6)%	$623,221	$704,838	(11.6)%	$478,477	$681,617	(29.8)%
	Avg. Price	$628,986	$579,336	8.6%	$573,868	$551,948	4.0%	$602,616	$551,470	9.3%
Southeast (3)
(FL, GA, SC)	Home	812	555	46.3%	545	402	35.6%	710	574	23.7%
	Dollars	$370,800	$326,727	13.5%	$295,714	$200,133	47.8%	$353,023	$348,019	1.4%
	Avg. Price	$456,650	$588,697	(22.4)%	$542,594	$497,843	9.0%	$497,215	$606,305	(18.0)%
West (3)
(AZ, CA, TX)	Home	1,807	2,092	(13.6)%	1,730	2,260	(23.5)%	899	1,373	(34.5)%
	Dollars	$888,650	$1,088,595	(18.4)%	$881,789	$1,068,872	(17.5)%	$494,758	$761,974	(35.1)%
	Avg. Price	$491,782	$520,361	(5.5)%	$509,705	$472,952	7.8%	$550,343	$554,970	(0.8)%
Consolidated Total
	Home	3,709	3,875	(4.3)%	3,361	3,939	(14.7)%	2,403	3,183	(24.5)%
	Dollars	$1,945,045	$2,126,746	(8.5)%	$1,800,724	$1,973,843	(8.8)%	$1,326,258	$1,791,610	(26.0)%
	Avg. Price	$524,412	$548,838	(4.5)%	$535,770	$501,103	6.9%	$551,918	$562,868	(1.9)%
Unconsolidated Joint Ventures
(Excluding KSA JV) (2) (3) (4)	Home	398	387	2.8%	399	372	7.3%	441	390	13.1%
	Dollars	$273,183	$268,585	1.7%	$280,331	$228,984	22.4%	$315,371	$281,220	12.1%
	Avg. Price	$686,389	$694,018	(1.1)%	$702,584	$615,548	14.1%	$715,127	$721,077	(0.8)%
Grand Total
	Home	4,107	4,262	(3.6)%	3,760	4,311	(12.8)%	2,844	3,573	(20.4)%
	Dollars	$2,218,228	$2,395,331	(7.4)%	$2,081,055	$2,202,827	(5.5)%	$1,641,629	$2,072,830	(20.8)%
	Avg. Price	$540,109	$562,020	(3.9)%	$553,472	$510,978	8.3%	$577,225	$580,137	(0.5)%

KSA JV Only
	Home	12	296	(95.9)%	0	0	0.0%	2,225	2,209	0.7%
	Dollars	$1,875	$46,430	(96.0)%	$0	$0	0.0%	$349,295	$346,814	0.7%
	Avg. Price	$156,250	$156,858	(0.4)%	$0	$0	0.0%	$156,987	$157,000	(0.0)%

DELIVERIES INCLUDE EXTRAS

Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 38 homes and $32.3 million of contract backlog as of April 30, 2023 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended April 30, 2023.

(3) Reflects the reclassification of 90 homes and $73.7 million, 59 homes and $33.0 million, and 12 homes and $5.7 million of contract backlog from the consolidated Northeast, Southeast and West segments, respectively, to unconsolidated joint ventures as of July 31, 2023. This is related to the assets and liabilities contributed to a joint venture by the company during the three months ended July 31, 2023.

(4) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		July 31,			July 31,			July 31,
		2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Northeast (2)
(Unconsolidated Joint Ventures)	Home	74	56	32.1%	81	51	58.8%	198	186	6.5%
(Excluding KSA JV)	Dollars	$57,053	$41,361	37.9%	$58,907	$33,457	76.1%	$154,791	$134,030	15.5%
(DE, IL, MD, NJ, OH, VA, WV)	Avg. Price	$770,986	$738,589	4.4%	$727,247	$656,020	10.9%	$781,773	$720,591	8.5%
Southeast (2)
(Unconsolidated Joint Ventures)	Home	58	42	38.1%	68	49	38.8%	210	165	27.3%
(FL, GA, SC)	Dollars	$40,296	$30,481	32.2%	$50,407	$33,860	48.9%	$142,742	$126,714	12.6%
	Avg. Price	$694,759	$725,738	(4.3)%	$741,279	$691,020	7.3%	$679,724	$767,964	(11.5)%
West (2)
(Unconsolidated Joint Ventures)	Home	24	17	41.2%	22	21	4.8%	33	39	(15.4)%
(AZ, CA, TX)	Dollars	$13,090	$9,763	34.1%	$11,670	$11,073	5.4%	$17,837	$20,477	(12.9)%
	Avg. Price	$545,417	$574,294	(5.0)%	$530,455	$527,286	0.6%	$540,515	$525,051	2.9%
Unconsolidated Joint Ventures
(Excluding KSA JV) (2) (3)	Home	156	115	35.7%	171	121	41.3%	441	390	13.1%
	Dollars	$110,439	$81,605	35.3%	$120,984	$78,390	54.3%	$315,370	$281,221	12.1%
	Avg. Price	$707,942	$709,609	(0.2)%	$707,509	$647,851	9.2%	$715,125	$721,079	(0.8)%

KSA JV Only
	Home	2	18	(88.9)%	0	0	0.0%	2,225	2,209	0.7%
	Dollars	$319	$2,788	(88.6)%	$0	$0	0.0%	$349,295	$346,814	0.7%
	Avg. Price	$159,500	$154,889	3.0%	$0	$0	0.0%	$156,987	$157,000	(0.0)%

DELIVERIES INCLUDE EXTRAS

Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 90 homes and $73.7 million, 59 homes and $33.0 million, and 12 homes and $5.7 million of contract backlog from the consolidated Northeast, Southeast and West segments, respectively, to unconsolidated joint ventures as of July 31, 2023. This is related to the assets and liabilities contributed to a joint venture by the company during the three months ended July 31, 2023.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		July 31,			July 31,			July 31,
		2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Northeast (2) (3)
(Unconsolidated Joint Ventures)	Home	173	188	(8.0)%	207	128	61.7%	198	186	6.5%
(Excluding KSA JV)	Dollars	$132,974	$135,063	(1.5)%	$151,256	$87,831	72.2%	$154,791	$134,030	15.5%
(DE, IL, MD, NJ, OH, VA, WV)	Avg. Price	$768,636	$718,420	7.0%	$730,705	$686,180	6.5%	$781,773	$720,591	8.5%
Southeast (3)
(Unconsolidated Joint Ventures)	Home	170	129	31.8%	148	175	(15.4)%	210	165	27.3%
(FL, GA, SC)	Dollars	$110,016	$97,107	13.3%	$105,654	$108,164	(2.3)%	$142,742	$126,714	12.6%
	Avg. Price	$647,153	$752,767	(14.0)%	$713,878	$618,080	15.5%	$679,724	$767,964	(11.5)%
West (3)
(Unconsolidated Joint Ventures)	Home	55	70	(21.4)%	44	69	(36.2)%	33	39	(15.4)%
(AZ, CA, TX)	Dollars	$30,193	$36,416	(17.1)%	$23,421	$32,989	(29.0)%	$17,837	$20,477	(12.9)%
	Avg. Price	$548,964	$520,229	5.5%	$532,295	$478,101	11.3%	$540,515	$525,051	2.9%
Unconsolidated Joint Ventures
(Excluding KSA JV) (2) (3) (4)	Home	398	387	2.8%	399	372	7.3%	441	390	13.1%
	Dollars	$273,183	$268,586	1.7%	$280,331	$228,984	22.4%	$315,370	$281,221	12.1%
	Avg. Price	$686,389	$694,021	(1.1)%	$702,584	$615,548	14.1%	$715,125	$721,079	(0.8)%

KSA JV Only
	Home	12	296	(95.9)%	0	0	0.0%	2,225	2,209	0.7%
	Dollars	$1,875	$46,430	(96.0)%	$0	$0	0.0%	$349,295	$346,814	0.7%
	Avg. Price	$156,250	$156,858	(0.4)%	$0	$0	0.0%	$156,987	$157,000	(0.0)%

DELIVERIES INCLUDE EXTRAS

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 38 homes and $32.3 million of contract backlog as of April 30, 2023 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended April 30, 2023.

(3) Reflects the reclassification of 90 homes and $73.7 million, 59 homes and $33.0 million, and 12 homes and $5.7 million of contract backlog from the consolidated Northeast, Southeast and West segments, respectively, to unconsolidated joint ventures as of July 31, 2023. This is related to the assets and liabilities contributed to a joint venture by the company during the three months ended July 31, 2023.

(4) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.